EXHIBIT 10.3

                             AGREEMENT OF EMPLOYMENT

THIS AGREEMENT OF EMPLOYMENT ("Agreement") is made and entered into in duplicate this 31 day of July , 200 2 , by and between PERFORMANCE CAPITAL
    --------       --------------      ---
MANAGEMENT, LLC, a Limited Liability Company ("Employer"), and Darren S. Bard ("Executive").

                                    RECITALS


     A. Employer is a Limited Liability Company duly organized and validly existing pursuant to the laws of the State of California.

     B. Employer is in the business of acquiring, processing, servicing and collecting commercial and consumer indebtedness.

     C. Employer desires to employ Executive, subject to the terms and conditions specified in this Agreement.

     D. Executive hereby accepts employment with Employer as Chief Officer of Information Technology of Employer, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESETNATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

                                   ARTICLE I.
                               TERM OF EMPLOYMENT

     SECTION1.1 SPECIFIED TERM. Employer hereby employs Executive and Executive hereby accepts employment with Employer for a period of five (5) years commencing on the date of execution and delivery of this Agreement.

     SECTION 1.2 AUTOMATIC RENEWAL OF TERM. The term of this Agreement shall be renewed automatically for succeeding periods of one (1) year each, unless either party gives to the other party notice, at least ninety (90) days prior to the expiration of any such term, of the noticing party's intention not to renew the term of this Agreement.

     SECTION 1.3 "EMPLOYMENT TERM" DEFINED. As specified herein, the phrases "term of employment," "employment term," and "term of this Agreement" refer to, and shall mean, be defined as and include, any and all renewals of the term of this Agreement.


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                                   ARTICLE II.
                       DUTIES AND OBLIGATIONS OF EXECUTIVE

     SECTION 2.1 GENERAL DUTIES. Executive shall serve as Chief Officer of Information Technology of PERFORMANCE CAPITAL MANAGEMENT, LLC, a California Limited Liability Company. In Executive's capacity as the Chief Officer of Information Technology of Employer, Executive shall do and perform all services, acts, or things necessary or appropriate to manage and conduct the financial and fiscal affairs of Employer, subject at all times to the policies established by the Board of Directors of Employer ("Board"), and to the consent of the Board when required. The duties to be performed by Executive shall be determined from time to time by the Board.

     SECTION 2.2 DEVOTION TO EMPLOYER'S BUSINESS.

     A. Exclusive Services. During his employment by the Employer, the Executive shall not, without the express prior written consent of the Board of Directors, engage directly or indirectly in any outside employment or consulting of any kind, whether or not the Executive receives remuneration for such services, or other activity that relates to any line of business in which the Employer is at that time engaged or plans to engage in, or that would otherwise conflict with the Executive's employment obligations, contractual duties, or fiduciary obligations to the Employer

     SECTION 2.3 COMPETITIVE ACTIVITIES. During the term of this Agreement Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

                                  ARTICLE III.
                             OBLIGATIONS OF EMPLOYER

     SECTION 3.1 GENERAL DESCRIPTION. Employer shall provide Executive with the compensation, incentives and benefits specified elsewhere in this Agreement.

     SECTION 3.2 OFFICE AND STAFF. Employer shall provide Executive with equipment, supplies, facilities and services, suitable to Executive's position and adequate for the performance of Executive's duties created by the provisions of this Agreement.

     SECTION 3.3 REIMBURSEMENT OF BUSINESS EXPENSES. Executive is authorized to incur reasonable business expenses for promoting the business of Employer, including expenditures for entertainment, and travel in accordance with the policies and practices of Employer then in effect. Reimbursement shall be paid within two weeks of presentation of expense statements or vouchers and such other supporting information as Employer may reasonably require.

     SECTION 3.4 INDEMNIFICATION. Employer shall indemnify Executive, if Executive is made a party to or threatened to be made a party to, or otherwise involved in, any proceeding commenced during the employment term, or after the employment term, because Executive is or was an employee or agent of Employer. The indemnification contemplated by the provisions of this Section 3.4 shall include any and all expenses, judgments, fines, penalties, settlements, and other amounts, actually and reasonably incurred by Executive in connection with the defense or settlement of any such proceeding; provided, however, Executive shall have acted in good faith and in a manner that Executive reasonably believed to be in the best interests of Employer and, in a criminal proceeding, Executive had no reasonable cause to believe that Executive's conduct was unlawful. It is agreed and understood that a conflict of interest may arise between the parties. It is agreed that the Employer is entitled to participate in good faith in the selection of Executive's separate legal counsel,


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which  Employer  will  pay for, if necessary. Executive agrees to cooperate with
Employer in all strategy and settlement decisions. Any dispute arising under this section, including the settlement of any action either jointly or severally shall be subject to the arbitration provisions of Section 8.1.

     SECTION 3.5 ADVANCES OF EXPENSES. Any and all expenses, including, but not limited to, filing fees, costs of investigation, attorney's fees, messenger and delivery expenses, postage, court reporters' fees and similar fees and expenses, incurred by Executive in any proceeding shall be advanced by Employer prior to the final disposition of such proceeding and subject to considerations of reasonableness at the written request of Executive, but only if Executive shall undertake to repay such advances, unless and to the extent that it is ultimately determined that Executive is entitled to indemnification.

     SECTION 3.6 INDEMNIFICATION NOT EXCLUSIVE. The indemnification contemplated by the provisions of this Agreement shall not be deemed exclusive of any other rights to which Executive may be entitled pursuant to the provisions of the Articles of Incorporation or Bylaws of Employer, or any agreement, vote of shareholders, or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action in his official capacities as an employee or agent of Employer and as to action in any other capacity while serving as an employee or agent of Employer. The indemnification contemplated by the provisions of this Agreement shall continue as to the Executive although he may have ceased to be an employee or agent of Employer and shall inure to the benefit of the heirs and personal representatives of Executive, including the estate of Executive.

                                   ARTICLE IV.
                            COMPENSATION OF EXECUTIVE

     SECTION 4.1 ANNUAL SALARY. As compensation for the services to be rendered by Executive pursuant to provisions of this Agreement, Employer shall pay Executive or cause Executive to be paid (by an affiliate of Employer) an annual salary in the amount of One hundred thirty five thousand ($135,000.00), payable in equal semi-monthly installments of Five thousand six hundred twenty five dollars.

     SECTION 4.2 PROFIT BONUSES. Executive shall receive bonus compensation as follows:

     (a)     $12,500.00  payable  February  2002  and $12,500.00 payable October
2002,

     (b) at the end of the first year following the effective date of this agreement, Executive shall be entitled to a bonus payment calculated as follows:
Executive shall share in an equal amount, with all other executives, the sum of the total of all executive annual salaries times two and one half percent for each and every percentage point for which the ratio of operating expenses to gross revenues derived directly from collection activity (excluding e.g. sales revenues collections) is less than 55% for a specific calendar year as calculated on a cash flow basis. Bonus payments owed pursuant to this paragraph shall be due 30 days following the last day of the first anniversary year following the effective date of this agreement. This bonus payment shall be reviewed, amended or cancelled going forward annually on the anniversary of the effective date of the agreement by the Employer's Board of Directors; any change in this bonus payment will be communicated to Executive in writing within 60 days of said anniversary date or said bonus payment will be due the following year.

     SECTION 4.3 OWNERSHIP INTEREST. Executive will receive in lieu of any outstanding equity or equivalent interest in the Employer, a sum equal to the total of all executive annual salaries divided by the total number of Executives employed by Employer at the time of (a) the Employer becoming a "C" corporation or (b) the Employer selling substantially all of its membership units or assets, said sum to be payable thirty (30) prior to the occurrence of either event. For the purposes of this section


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Executives  shall  be  confined  to  the  following  positions:  Chief Operating
Officer, Chief Information Officer, Chief Human Relations Officer and Chief Officer of Legal Affairs.

     SECTION 4.4 TAX WITHHOLDING. Employer shall have the right to deduct or withhold from the compensation due and payable to Executive pursuant to the provisions of this Agreement any and all amounts required for federal income and Social Security taxes and all state or local taxes now applicable or which may be enacted and may become applicable in the future.

                                   ARTICLE V.
                               EXECUTIVE BENEFITS

     SECTION 5.1 ANNUAL VACATION. During the employment term, Executive shall be entitled to an annual vacation leave, of three weeks without loss of compensation. Executive may be absent from his employment for vacation only at such times as the Board shall determine from time to time. In the event that Executive is unable for any reason to take the total amount of vacation time authorized herein during any year, except at the specific request of the Employer, said vacation benefit will be forfeited. There will be no accrual of vacation time. The three weeks of vacation pay will vest on January 1 of each calendar year such that Executive will be entitled to take up to three weeks off with pay during that year. In the event this employment relationship is terminated, executive will be entitled to be compensated only for the prorated portion of vacation, including reimbursing Employer for used but unearned vacation.

     SECTION 5.2 PAID HOLIDAYS. During the employment term, Executive shall be entitled to a holiday with full pay on each New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day during the term of this Agreement, and such other days as Employer currently provides other employees.

     SECTION 5.3 HEALTH CARE BENEFITS. During the employment term, Employer shall include Executive and his dependents in the hospital, surgical, medical and dental benefit plan adopted and maintained by Employer for senior executives. Executive shall be entitled to sick days/personal days as Employer currently provides other employees.

     SECTION 5.4 OTHER BENEFITS. During the employment term, Employer shall provide the Executive such other benefits as Employer, in its sole and absolute discretion, may determine to be necessary or appropriate.

                                   ARTICLE VI.
                            TERMINATION OF EMPLOYMENT

     SECTION 6.1 TERMINATION. Either party shall have the right to terminate this Agreement with or without Cause before the expiration of the Term or any Renewal Term, as provided below. Whatever the circumstances of the termination may be, the Executive shall continue to be bound after termination by Articles 7 and 8 of this Agreement.

     SECTION  6.2  TERMINATION  FOR  CAUSE.

     A. Employer reserved the right to terminate this Agreement if Executive willfully breaches or habitually neglects the duties which he is required to perform pursuant to the provisions of this Agreement; or commits such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties.


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     B.     Employer,  at  its  option,  may  terminate  this  Agreement for the reasons stated in this section by giving written notice of termination to Executive without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or pursuant to the provisions of this Agreement.

     C. The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of relevant facts.

     D. Termination pursuant to this section shall be considered "for cause" for the purposes of this Agreement.

     E. If the Employer terminates the Executive's employment for Cause, the Employer shall pay to the Executive any compensation due under Article 4 of this Agreement, including any unused vacation, prorated through the date of termination, and the Employer shall have an option to purchase all the ownership interest of the Executive, if any, in accordance with the agreement creating such interest. The Executive shall have no right to receive any further compensation or benefits otherwise payable under any other provision of this Agreement.

     F. Termination by Executive. Executive may terminate his obligations pursuant to this Agreement by giving Employer at least thirty (30) days written notice in advance. In the event Executive terminates his obligations said termination shall be treated as for cause

     SECTION  6.3  TERMINATION  WITHOUT  CAUSE.

     A.     This  Agreement  shall  be  terminated  upon the death of Executive.

     B. Employer reserves the right to terminate this Agreement not less than three (3) months after Executive suffers any physical or mental disability that would prevent the performance of hisessential duties with or without reasonable accommodation, pursuant to the provisions this Agreement. Such a termination shall be effected by giving thirty (30) days' written notice of termination to Executive. Executive agrees to submit to and cooperate fully with an independent medical examination by medical professionals selected by Employer.

     C. Termination pursuant to this section shall not be considered "for cause" for the purposes of this Agreement.

     D. Payment upon Termination. Notwithstanding any provision of this Agreement, if Employer terminates this Agreement without cause, it shall pay Executive an amount equal to the lesser of six (6) months salary or the remaining amount of salary due in term. However, in the event Executive accepts employment with another Debt Buyer, Employer's obligation to continue to pay severance shall terminate. All other provisions of this agreement shall remain in full force and effect.

     SECTION 6.4 EFFECT OF MERGER, TRANSFER OF ASSETS, OR DISSOLUTION.

     A. This Agreement shall not be terminated by any voluntary or involuntary dissolution of Employer resulting from either a merger or consolidation in which Employer is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Employer.

     B. In the event of any such merger or consolidation or transfer of assets, Employer's rights, benefits, and obligations hereunder may be assigned to the surviving or resulting corporation or the transferee of Employer's assets.


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
     C. In the event any such merger or consolidation or transfer of assets results in Executive's termination, such termination shall be considered without cause.


                                  ARTICLE VII.
                      CONFIDENTIALITY AND NON-SOLICITATION

     SECTION 7.1 NONDISCLOSURE. The executive acknowledges that in the course of employment with the Employer, the Executive will have access to confidential information. Confidential information includes, but is not limited to, information about either the Employer's clients, the terms and conditions under which the Employer or its affiliates deals with clients, pricing information for the purchase or sale of assets, customer lists, research materials, manuals, computer programs, formulas for analyzing asset portfolios, techniques, data, marketing plans, and tactics, technical information, lists of asset sources, the processes and practices of the Employer, all information contained in electronic or computer files, all financial information, salary and wage information, and any other information that is designated by the Employer or its affiliates as confidential or that the executive knows or should know is confidential, information provided by third parties that the Employer or its affiliates are obligated to keep confidential, and all other proprietary information of the Employer or its affiliates. The executive acknowledges all confidential information is and shall continue to be the exclusive property of the Employer or its affiliates, whether or not prepared in whole or in part by the Executive and whether or not disclosed to or entrusted to the Executive in connection with employment by the Employer. The Executive agrees not to disclose confidential information, directly or indirectly, under any circumstances or by any means, to any third persons without the prior written consent of the Employer. The Executive agrees that he will not copy, transmit, reproduce, summarize, quote, or make any commercial or other use whatsoever of confidential information, except as may be necessary to perform work done by the Executive for the Employer. The executive agrees to exercise the highest degree of care in safeguarding confidential information against loss, theft or other inadvertent disclosure and agrees generally to take all steps necessary or requested by the Employer to ensure maintenance of the confidentiality of the confidential information.

     SECTION 7.2 EXCLUSIONS. Section 6.1 shall not apply to the following information:

(a) information now and hereafter voluntarily disseminated by the Employer to the public or which otherwise becomes part of the public domain through lawful means; (b) information already known to the Executive as documented by written records which predate the Executive's employment with the Employer; (c) information subsequently and rightfully received from third parties and not subject to any obligation of confidentiality; and (d) information independently developed by the Executive after termination of his employment. In relation to part (b) of this section, the date of Executive's employment shall be considered to be the date on which Executive was first employed with Employer, including Employer's predecessors in interest. That operative date is April 6,1998.

     SECTION 7.3 SUBPOENAS; COOPERATION IN DEFENSE OF THE EMPLOYER. If the Executive, during employment or thereafter, is served with any subpoena or other compulsory judicial or administrative process calling for production of confidential information or if the Executive is otherwise required by law or regulation to disclose confidential information, the Executive will immediately, before making any such production or disclosure, notify the Employer and provide it with such information as may be necessary for the Employer to take such action as the Employer deems necessary to protect its interests. The Executive agrees to cooperate reasonably with the Employer, whether during employment or thereafter, in the prosecution or defense of all threatened claims or actual litigation in which the Employer is or may become a party, whether now pending or hereafter brought, in which the Executive has knowledge or relevant facts or issues. The Executive shall be reimbursed for his reasonable expenses for travel time due to cooperating with the prosecution or defense of any litigation for the Employer.


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     SECTION  7.4  CONFIDENTIAL  PROPRIETARY  AND  TRADE  SECRET  INFORMATION OF
OTHERS. The Executive represents that he has disclosed to the Employer any agreements to which the Executive is or has been a party regarding the confidential information of others and the Executive understands that the Executive's employment by the Employer will not require the Executive to breach any such agreement. The Executive will not disclose such confidential information to the Employer nor induce the Employer to use any trade secret or proprietary information received from another under an agreement or understanding prohibiting such use or disclosure.

     SECTION 7.5 NO UNFAIR COMPETITION. The Executive hereby acknowledges that the sale or unauthorized use or disclosure of any of the Employer's confidential material obtained by the Executive by any means whatsoever, at any time before, during, or after the Term or any Renewal term, shall constitute unfair competition. The Executive shall not engage in any unfair competition with the Employer or its affiliates either during the Term, any Renewal Term, or at any time thereafter.

     SECTION 7.6 NON-SOLICITATION OF EMPLOYEES. During the period of six (6) months following the Termination Date, the Executive shall not directly or indirectly solicit for employment or for independent contractor work any employee of the Employer, and shall not encourage any such employee to leave the employment of the Employer.

     SECTION 7.7 NON-SOLICITATION OF CUSTOMERS. During the period of six months following the Termination Date, the Executive shall not directly or indirectly (a) solicit for business any customers of the Employer, (b) encourage any such customers to stop using the facilities or services of the Employer, or
(c) encourage any such customers to use the facilities or services of any competitor of the Employer, provided that Employer is continuing to pay Employee's severance pay. For the purposes of this section, "customers" include; original creditors, debt brokers, business partners and other individuals from whom Employer has purchased debt portfolios.


                                  ARTICLE VIII.
                               GENERAL PROVISIONS

     SECTION 8.1 ARBITRATION. Any controversy, dispute or claim ("Claim") whatsoever between Executive on the one hand, and the Employer, or any of its employees, officers, and agents (collectively "Employer Parties") on the other hand, arising out of this Agreement or in any way connected with Executive's employment or the termination of his employment shall be settled by binding arbitration at the request of either party. The parties shall agree on an arbitrator and, if no agreement is reached, either party may petition to the Superior Court for the selection of an arbitrator. The arbitrator shall apply California substantive law and the California Evidence Code to the proceeding unless otherwise agreed. The demand for arbitration must be in writing and must be made by the aggrieved party within the applicable statute of limitations period. The arbitration shall take place in Orange County, California. The parties shall be entitled to conduct reasonable discovery, including, without limitation, conducting depositions, propounding interrogatories, and requesting documents. The arbitrator shall have the authority to determine what constitutes reasonable discovery and may, among other things, limit the number of depositions a party may take, the number of interrogatories a party may propound, and the number and nature of documents a party may request. The arbitrator shall prepare in writing and provide to the parties a decision and award which includes factual findings and the reasons upon which the decision is based. The decision of the arbitrator shall be binding and conclusive on the parties and unreviewable for error of law or legal reasoning of any kind. Judgment upon the award rendered by the arbitrator may be entered in any court having proper jurisdiction. The fees for the arbitrator shall be paid by the Employer. Each party shall bear its own attorney's fees, and the arbitrator may award reasonable attorney's fees and costs


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
to the prevailing party pursuant to California law. Both the Employer and the Executive understand and agree that by using arbitration to resolve any Claims between the Executive and the Employer or any or all of the Employer Parties, they are giving up any right that they may have to a judge or jury trial with regard to those Claims.

     SECTION 8.2 GOVERNMENTAL RULES AND REGULATIONS. The provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the relationship and transactions contemplated by the provisions of this Agreement.

     SECTION 8.3 NOTICES. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing, by telex or facsimile transmission or courier and shall be deemed to have been duly given
(i) on the date of service if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provide telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) seventy-two (72) hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

     If to Executive:     Darren S. Bard
                          __________________
                          __________________

     If to Employer:      Performance Capital Management, LLC
                          222 So. Harbor Blvd., Ste 400
                          Anaheim, CA 92805

or at such other address as the party affected by designate in a written notice to such other party in compliance with this section.

     SECTION 8.4 ENTIRE AGREEMENT. This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties, and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Agreement and is signed by each of the parties. Each of the parties represents, warrants and covenants that in executing this Agreement that such party has (i) relied solely on the terms, conditions and provisions specified in this Agreement and (ii) placed no reliance whatsoever on any statement, representation, warranty, covenant or promise of any other party, or any other person, not specified expressly in this Agreement, or upon the failure of any party or any other person to make any statement, representation, warranty, covenant or disclosure of any nature whatsoever. The parties have included this section to preclude (i) any claim that any party was in any manner whatsoever induced fraudulently to enter into, execute and deliver this Agreement, and (ii) the introduction of parol evidence to vary, interpret, supplement or contradict the terms, conditions and provisions of this Agreement.

     SECTION 8.5 SEVERABILITY. In the event any part of the Agreement, for any reason, is declared to be invalid, such decision shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as if this Agreement had been executed with the invalid portion of the Agreement eliminated, and it is hereby declared the intention of the


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parties  that  the  parties  would  have  executed the remaining portion of this
Agreement without including any such part, parts or portion which, for any reason, hereafter may be declared invalid.

     SECTION 8.6 CAPTIONS AND INTERPRETATION. Captions of the sections of this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language was prepared by all parties and not strictly for or against any party.

     SECTION 8.7 FURTHER ASSURANCES. Each party shall take any and all action necessary, appropriate or advisable to execute and discharge such party's responsibilities and obligations created by the provisions of this Agreement and to further effectuate and carry out the intents and purposes of this Agreement and the relationship contemplated by the provisions of this Agreement.

     SECTION 8.8 NUMBER AND GENDER. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, municipality, governmental agency, sole proprietorship, political subdivision, fraternal order, club, league, society, organization, joint stock company, association partnership or other form of entity.

     SECTION 8.9 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and obligate the undersigned parties and their respective successors and assigns. Whenever, in this Agreement, a reference to any party is made, such reference shall be deemed to include a reference to the successors and assigns of such party. The provisions of this section notwithstanding, no provision of this section shall be construed or interpreted as consent to the assignment or delegation by any party of such party's respective rights and obligation created by the provisions of this Agreement.

     SECTION 8.10 RESERVATION OF RIGHTS. The failure of any party at any time hereafter to require strict performance by the other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms and conditions specified in this Agreement, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type. None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of either party or such party's agents, officers or employees, and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to the non-waiving party specifying such waiver. Each party reserves such party's rights to insist upon strict compliance with the provisions of this Agreement at all times.

     SECTION 8.11 NO BREACH OF EXISTING AGREEMENTS. Each party hereby represents, warrants and covenants, upon the execution of this Agreement, such party is not a party to any oral or written agreement which may be breached by such party's execution of this Agreement.

     SECTION 8.12 CONCURRENT REMEDIES. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to


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time.  The  termination  of  this  Agreement for any reason whatsoever shall not prejudice any right or remedy which either party may have, either at law, in equity or pursuant to the provisions of this Agreement.

     SECTION 8.13 TIME. Time is of the essence of this Agreement and each and all of the provisions of this Agreement.

     SECTION 8.14 CHOICE OF LAW AND CONSENT TO JURISDICTION. This Agreement shall be deemed to have been entered into in the County of Orange, State of California, and all questions concerning the validity, interpretation or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties, shall be governed by, and resolved in accordance with, the laws of the State of California. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the County of Orange, State of California, and each party hereby consents to the jurisdiction of any local, state or federal court located within the County of Orange, State of California and consents any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

     SECTION 8.15 ASSIGNABILITY. Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party. In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by the covenants, obligations, terms, conditions, and provisions specified in this Agreement.

     SECTION 8.16 CONSENT TO AGREEMENT. By executing this Agreement, each party, for himself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

          IN WITNESS WHEREOF the parties have executed this Agreement of Employment in duplicate, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.


"EMPLOYER'                                      "Executive"

PERFORMANCE CAPITAL MANAGEMENT, LLC
A California Limited Liability Company


By:   /s/  Lester Bishop                        /s/  Darren S. Bard
      --------------------------------          --------------------------------
      Lester Bishop                             Darren S. Bard
Its:  Co-Chair Person of the Board


By:   /s/  Larisa Gadd
      --------------------------------          --------------------------------
      Larisa Gadd
Its:  Co-Chair Person of the Board


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